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                                                                EXHIBIT 10.8(g)

                                                               [GTS LETTERHEAD]

                                  May 13, 1997


By fax: + 310 996 6402

Mr. Laurentius Harrer,
Vice President
Capital Group Companies, Inc.
333 South Hope Street
Los Angeles, California 90071

Copy to: + 41 22 741 1722

Mr. Pierre-Marie Bouvet
Capital Research International, S.A.
3, Place de Bergues
1201 Geneva, Switzerland

Dear Messrs. Harrer and Bouvet:

Reference is made to (a) the following agreements, each as heretofore amended, supplemented or otherwise modified (collectively, the "Cap Re Agreements"): (i) the Senior Note Purchase Agreement, dated as of February 2, 1996, between Global TeleSystems Group, Inc. (the "Company") and Emerging Markets Growth Fund, Inc., as purchaser; and (ii) the Senior Note Purchase Agreement, dated as of February 2, 1996, between the Company and Capital International Emerging Markets Fund, as purchaser (collectively, the "Purchasers"); and (b) the transactions, contracts and actions as listed below and on the attached Schedule A, collectively, the "Transactions."

The Company or one or more affiliates of the Company, propose to enter into the Transactions, for which your consent may be required under the terms of the Cap Re Agreements. The Executive Committee of the Board of Directors has approved the Transactions, which are described more fully on Schedule A:

        1. Barings $4.1 million Bancomsvyaz Financing, to fund capital expenditures and working capital requirements

        2. Monaco Access $4.2 million bank facility, including parent guarantee

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Messrs. Harrer and Bouvet
May 13, 1997
Page 2



GTS believes that the Transactions are in the best interest of the Company, and we hereby solicit the Purchasers' consent, under (and for all purposes of ) the Cap Re Agreements, to the Transactions.

Please evidence your consent by signing and returning to me a copy of this letter. Thank you for your cooperation and support.

                                                Sincerely,

                                                /s/ VIMAL AGARWAL
                                                --------------------------------
                                                Vimal Agarwal
                                                Treasurer




Accepted and acknowledged this 14 day of May, 1997:

EMERGING MARKETS GROWTH FUND

By: /s/ PETER C. KELLY
-------------------------
By:     Peter C. Kelly
Its:    Vice President


Accepted and acknowledged this ____ day of May, 1997:

CAPITAL INTERNATIONAL EMERGING MARKETS FUND


-------------------------
By:
Its: